 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 14, 2000

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

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Item 5. Other Events.

On December 14, 2000, the United States District Court for the Southern District of New York in White Plains gave final approval to the previously-reported settlement agreement by the Company and its subsidiary, Nine West Group Inc., with the Attorneys General of the 50 States, the District of Columbia, Puerto Rico, the Virgin Islands, American Samoa, the Northern Mariana Islands and Guam, resolving allegations that Nine West engaged in violations of the antitrust laws by coercing retailers to adhere to resale prices of its products.

At the same time, the court dismissed without prejudice the related purported class action brought by individual purchasers of Nine West shoes that was also pending in the United States District Court for the Southern District of New York. The dismissal will be with prejudice in 30 days if no appeal is taken from the court's final approval of the settlement agreement with the Attorneys General. The Company anticipates that the related purported class actions pending in California, Minnesota, Wisconsin, New York and the District of Columbia state courts will also be dismissed with prejudice at the end of the 30-day period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Financial Officer

Date: December 14, 2000

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